Exhibit 3.15

ARTICLES OF INCORPORATION

OF

DTR MIDDLEBURG, INC.

ARTICLE I

The name of the corporation is DTR MIDDLEBURG, INC.

ARTICLE II

The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

ARTICLE III

The corporation initially will engage in the business of acquiring real property by purchase, lease or otherwise and operating and maintaining hotel, garage and other structures thereon, and in other businesses, services and activities related thereto, as principal or agent, in partnership, joint venture or other association, or otherwise. The corporation’s period of duration is perpetual.

ARTICLE IV

The corporation shall have authority to issue one class of voting common stock, consisting of one hundred thousand shares with a par value of one dollar per share.

ARTICLE V

The bylaws shall fix the number of persons to serve on the board of directors. One director shall constitute the initial board of directors. The name and address of the person who will serve as the initial director is: William L. Perocchi, 410 North 44th Street, Suite 700, Phoenix, Arizona 85008. The personal liability of every director and former director is and shall be eliminated or limited to the fullest extent permitted or authorized by Chapter 1, Title 10, Arizona Revised Statutes, and all amendments thereto and revisions and replacements thereof.

ARTICLE VI

Keith W. Ragan, of 1900 Norwest Tower, 3300 North Central Avenue, Phoenix, Arizona 850121, is appointed as the initial statutory agent of the corporation.

ARTICLE VII

The names and addresses of the incorporators are as follows: David A. Heuck, 410 North 44th Street, Suite 700, Phoenix, Arizona 85008 and Sandra L. Ravel, 410 North 44th Street, Suite 700, Phoenix, Arizona 85008. All powers, duties and responsibilities of the incorporators shall cease upon delivery of these Articles to the Arizona Corporation Commission for filing.

DATED this 8th day of November, 1994.

/s/ David A. Heuck
David A. Heuck

/s/ Sandra L. Ravel
Sandra L. Ravel

2

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION

DTR MIDDLEBURG, INC.

TO

CHANGE NAME TO

DTM ATLANTIC CITY, INC.

Pursuant to the provisions of Arizona Revised Statutes Section 10-1008, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation prior to the filing of these Articles of Amendment has been DTR Middleburg, Inc. Upon the filing of these Articles of Amendment the name of the corporation shall be DTM Atlantic City, Inc.

SECOND: The amendments to the Articles of Incorporation set forth below were adopted by the board of directors and shareholders of the corporation effective as of March 15, 1996, in the manner prescribed by the Arizona Revised Statutes.

THIRD: The Articles of Incorporation are amended as follows:

(a) The title of the Articles of Incorporation of the corporation is amended to read as follows:

“ARTICLES OF INCORPORATION

OF DTM ATLANTIC CITY, INC.”

(b) Article I of the Articles of Incorporation is amended to read as follows:

“The name of the corporation shall be

DTM Atlantic City, Inc.”

FOURTH: All outstanding shares of the corporation are common stock. The number of shares of common stock outstanding at the time of adoption of the Articles of Amendment and entitled to vote thereon was 1,000. All outstanding shares of stock entitled to vote on the amendments were voted in favor thereof.

DATED effective as of the 15th day March, 1996.

DTR MIDDLEBURG, INC.

By:	/s/ David A. Heuck
David A. Heuck Vice President

By:	/s/ Sandra L. Ravel
Sandra L. Ravel
Secretary

STATE OF ARIZONA )

                             ) ss,

County of Maricopa)

The foregoing Articles of Amendment to Articles of Incorporation were acknowledged before me this 21 day of March, 1996 by David A. Heuck, Vice President and Sandra L. Ravel, Secretary of DTR Middleburg, Inc., on behalf of the corporation.

Kathryn A. Wong
Notary Public

My Commission Expires:

11-19-98

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

DTM ATLANTIC CITY, INC.

Pursuant to the provisions of Arizona Revised Statutes Section 10-1006, the undersigned DTM Atlantic City, Inc. hereby adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation prior to the filing of these Articles of Amendment has been DTM Atlantic City, Inc. Upon the filing of these Articles of Amendment, the name of the corporation shall be DTM Atlanta/Legacy, Inc.

2. The amendments to the Articles of Incorporation set forth below were adopted by the sole shareholder and the Board of Directors of the corporation effective as of December 16, 1997, in the manner prescribed by the Arizona Revised Statutes.

3. The Articles of Incorporation are amended to read as follows:

(a) The title of the Articles of Incorporation of the corporation is amended to read as follows:

“ARTICLES OF INCORPORATION

OF DTM ATLANTA/LEGACY, INC.”

(b) Article I of the Articles of Incorporation is amended to read as follows:

“The name of the corporation shall DTM Atlanta ‘Legacy, Inc.”

4. All outstanding shares of the corporation are common stock. The number of shares of common stock outstanding at the time of the adoption of the Articles of Amendment and entitled to vote thereon was 1,000. All outstanding shares of stock entitled to vote on the amendments were voted in favor thereof.

DATED effective as of the 16th day of December, 1997.

DTM ATLANTIC CITY, INC

By:	/s/ David A. Heuck
David A. Heuck
Vice President

STATEMENT OF CHANGE

OF

KNOWN PLACE OF BUSINESS OR STATUTORY AGENT

BY

DTM ATLANTA/LEGACY, INC.

1.	The name of the Corporation is DTM ATLANTA/LEGACY, INC.

2.	The current known place of business is

410 N. 44TH ST. # 700

PHOENIX, AZ 85008

3.	The name and address of the current statutory agent is

DAVID L. STIVERS

410 N. 44TH ST. # 700

PHOENIX, AZ 85008

☒	The known place of business is to be changed. The street address of the new known place of business is

/ 3636 NORTH CENTRAL AVENUE

/ PHOENIX, AZ 85012

☒	The statutory agent is to be changed. The name and address of the new statutory agent is

/ Corporation Service Company

/ 3636 North Central Avenue, Phoenix, AZ 85012

☐	The address of the statutory agent is to be changed. The new address of the statutory agent is

                                                                                                                                                                                                                                                                                                                                                                                                                                                           ,

and the statutory agent has given the Corporation written notice of this change.

DATED this 9 day of October, 1998.

DTM ATLANTA/LEGACY, INC.
(Name of Corporation)

By	/s/ Peter H. Kesser
Peter H. Kesser, V. Pres/Sec.
(Name) (Title)

(Statutory Agent)*
*(Statutory Agent must sign only if changing address.)

Acceptance of Appointment

By Statutory Agent*

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 9th day of Oct, 1998.

Corporation Service Company

Signed	/s/ Deborah D. Skipper
Deborah D. Skipper
(Print Name)
*(required only if a new statutory agent is appointed)

IF THIS STATEMENT INCLUDES AN AGENT’S STATEMENT OF RESIGNATION, THEN YOU MUST ENCLOSE A FILING FEE OF $10.00 (U.S.) MADE PAYABLE TO THE ARIZONA CORPORATION COMMISSION.

STATEMENT OF CHANGE OF KNOWN PLACE OF BUSINESS

OR STATUTORY AGENT, OR BOTH,

OF

DTM Atlanta/Legacy, Inc.

Pursuant to the provisions of Section 10-502 or Section 10-1508 of the Arizona Business Corporation Act, the undersigned corporation, organized under the laws of ARIZONA, submits the following statement for the purpose of changing its known place of business or its statutory agent, or both, in the State of Arizona:

FIRST: The name of the corporation is: DTM Atlanta/Legacy, Inc.

SECOND: The address of its present known place of business (as shown with the Arizona Corporation Commission, at this time):

1st Corporate address: c/o Corporate Tax Dept., 755 Crossover LN

Memphis, TN 38117

2nd Corporate address (only applies to foreign corporations):

THIRD: The address to which its known place of business is to be changed is:

1st Corporate address (mailing address should be): c/o C T CORPORATION SYSTEM

3225 North Central Avenue, Phoenix, Maricopa County, Arizona 85012

2nd Corporate address (only applies to foreign corporations):

755 Cross over Lane, Memphis, TN 38117

FOURTH: The name and address of its present statutory agent is:

Corporation Service Company

3636 N. Central Ave, Phoenix, AZ 85012

FIFTH: The name and address of its successor statutory agent or the new address is:

C T CORPORATION SYSTEM, 3225 North Central Avenue, Phoenix

Maricopa County, Arizona 85012

SIXTH: Such change was duly authorized by the corporation.

Dated 08/23/99

DTM ATLANTA/LEGACY, INC.

By	/s/ J. Kendall Huber
J. Kendall Huber
(Name)
EXECUTIVE V.P.
(Title)

C T CORPORATION SYSTEM, having been designated to act as statutory agent, hereby consents to act in that capacity until it is removed, or submits its resignation, in accordance with the Arizona Revised Statutes.

C T CORPORATION SYSTEM

By:	/s/ John J. Linnihan
John J. Linnihan
(Name)
Assistant Vice President
(Title)

STATEMENT OF CHANGE

OF

KNOWN PLACE OF BUSINESS OR STATUTORY AGENT

BY

DTM Atlanta/Legacy, Inc.

1.	The name of the Corporation is DTM Atlanta/Legacy, Inc.

2.	The current known place of business is

9336 Civic Center Drive

Beverly Hills, CA 90210

3.	The name and address of the current statutory agent is

CT Corporation System

3225 North Central Avenue

Phoenix, AZ 85012

☐	The known place of business is to be changed. The street address of the new known place of business is

                                                                                                                           .

☒	The statutory agent is to be changed. The name and address of the new statutory agent is

Corporation Service Company

3636 North Central Avenue

Phoenix, Arizona 85012

1300 West Washington, Phoenix, Arizona 85007

☐	The address of the statutory agent is to be changed. The new address of the statutory agent is

                                                                                                                                                                                                                     .

and the statutory agent has given the Corporation written notice of this change.

DATED this 6 day of September, 2000.

DTM Atlanta/Legacy, Inc.
[Name of Corporation]

By	/s/ Vivien S. Mitchell

Vivien S. Mitchell, Vice President
[Name] [Title]

[Statutory Agent]*
*(Statutory Agent must sign only if changing address.)

Acceptance of Appointment

By Statutory Agent*

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 8 day of Sept, 2000.

Corporation Service Company

Signed by:	/s/ Bobbie Hall
Bobbie Hall, Asst. Vice President
[Print Name]
*(required only if a new statutory agent is being appointed)

PROFIT CORPORATIONS, PLEASE NOTE: IF THIS STATEMENT INCLUDES AN AGENT’S STATEMENT OF RESIGNATION, THEN YOU MUST ENCLOSE A FILING FEE OF $10.00 (U.S.) MADE PAYABLE TO THE ARIZONA CORPORATION COMMISSION.

CORPORATION

STATEMENT OF CHANGE OF

KNOWN PLACE OF BUSINESS OR STATUTORY AGENT ADDRESS

1. The exact name of the corporation on file with the Arizona Corporation Commission (ACC) is:

DTM ATLANTA/LEGACY, INC.

2. The ACC File Number is

07355955

3. The known place of business currently on file with the ACC is:

% CORPORATION SERVICE COMPANY

818 E OSBORN RD

PHOENIX, AZ 85014

4. The address of the current statutory agent on file with the ACC is:

818 E OSBORN RD

PHOENIX, AZ 85014

5. The name of the current statutory agent is:

CORPORATION SERVICE COMPANY

6. The new address of the statutory agent in Arizona is:

2338 W. ROYAL PALM ROAD

SUITE J

PHOENIX, AZ 85021

7. The statutory agent has given the Corporation written notice of this change.

8. If the corporation indicates its known place of business is to be our (the statutory agent) address, please update accordingly.

Dated: August 27, 2003

CORPORATION SERVICE COMPANY

/s/ John H. Pelletier
John H. Pelletier, Asst. VP